SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                  JUNE 6, 2003

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                    Commission               IRS Employer
jurisdiction                      File Number              Identification
of incorporation                                           Number

Delaware                            1-3492                 No. 75-2677995


                            1401 McKinney, Suite 2400
                              Houston, Texas 77010
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 713-759-2600

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         INFORMATION TO BE INCLUDED IN REPORT

Item 9.  Regulation FD Disclosure

         On  June  6,  2003,   registrant   issued  a  press  release   entitled
"Halliburton Updates Status of Proposed Global Settlement."

         The text of the press release is as follows:

            HALLIBURTON UPDATES STATUS OF PROPOSED GLOBAL SETTLEMENT


HOUSTON, Texas - Halliburton (NYSE: HAL) today updated the status of its proposed global settlement and expected timing of the related chapter 11 filing by certain of its subsidiaries. Halliburton said that it is continuing its due diligence review of current asbestos claims to be included in its proposed global settlement. Halliburton believes it has now received supporting information for more than half of the currently outstanding claims, and it has reviewed substantially all the information provided to date with respect to the current claims.

Halliburton said that documentation providing evidence of medical injury on claims reviewed to date should provide an acceptable basis on which to proceed with the global settlement. The quantity and quality of documentation providing evidence of product identification, while not as complete or comprehensive, has improved. If the claimants' attorneys continue to provide documentation on a timely basis, Halliburton anticipates that the due diligence review will be completed in July. While no assurance can be given, if the current trends continue, and if the new data are consistent with the recent quantity and quality of data, Halliburton expects that the documentation will provide an acceptable basis to proceed with the global settlement.

Included in the next steps to complete the global settlement are agreement on the procedures for distribution of settlement funds to individuals claiming personal injury and agreement on a plan of reorganization for KBR and DII Industries and the related disclosure statement. The completion of the trust distribution procedures and the plan of reorganization and disclosure statement incorporating and describing the plan and procedures is taking more time than originally anticipated. The company cannot predict the exact timing of the completion of these steps, but Halliburton expects that these prerequisites to making the chapter 11 filing will be completed on a timeline that would allow the chapter 11 filing to be made during the third quarter of 2003.

The Bankruptcy Court in the Harbison-Walker bankruptcy proceeding will conduct a hearing on July 21, 2003 on whether to extend the stay originally entered on February 14, 2002 that stays more than 200,000 pending asbestos cases against DII Industries. Halliburton will ask that the stay be extended to allow time to complete the plan of reorganization and related documents, to solicit acceptances to the plan of reorganization and to make the chapter 11 filing. While Halliburton believes that the stay will be extended beyond the date of the hearing, no assurance can be given that the Asbestos Creditors Committee in the Harbison-Walker proceeding will support the company's request for an extension of the stay.

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Halliburton further indicated that a number of other items are conditions to the completion of the global settlement, and that there can be no assurance that these conditions will be satisfied. These include finalizing the terms of the notes to be contributed to the trust to be established for the benefit of asbestos and silica personal injury claimants, arrangements of financing for the global settlement, Halliburton board approval, obtaining affirmative votes to the plan of reorganization from at least 75 percent of known present asbestos claimants and from the requisite number of silica claimants needed to complete the plan of reorganization, and obtaining final and non-appealable bankruptcy
court  approval  and  federal  district  court   confirmation  of  the  plan  of
reorganization.

In addition, Halliburton continues to track legislative proposals for asbestos reform pending in Congress. In determining whether to proceed with the global settlement, Halliburton's board of directors will take into account the current status of these legislative initiatives.

Halliburton, founded in 1919, is one of the world's largest providers of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services Group and Engineering and Construction Group business segments. The company's World Wide Web site can be accessed at www.halliburton.com.

                                       ###

The statements in this press release that are not historical statements are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties beyond the company's control, which could cause actual events to differ materially from those expressed or implied by the statements. These risks and uncertainties include, but are not limited to: legal risks, including the possibility of adverse rulings by courts of law or the institution of litigation or other legal proceedings challenging the company's actions or proposed actions; changes in laws or government regulations affecting the company's actions or proposed actions; adverse political or public reaction as a result of scrutiny involving the company; and liquidity risks, including the company's ability to access credit and raise capital and the availability and costs of financing to the company. Please see Halliburton's Form 10-K for the year ended December 31, 2002 and Form 10-Q for the quarter ended March 31, 2003 for a more complete discussion of risk factors.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HALLIBURTON COMPANY




Date:     June 6, 2003                 By: /s/ Margaret E. Carriere
                                          ------------------------------------
                                               Margaret E. Carriere
                                               Vice President and Secretary